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                                                                   EXHIBIT 10.19

                                  SAR AGREEMENT

                  This SAR AGREEMENT (the "SAR Agreement") is made and entered into as of March 29, 1996 (the "Date of Grant"), by and between Waxman Industries, Inc., a Delaware corporation (the "Company"), and Melvin Waxman ("Grantee").

                  The Compensation Committee of the Board of Directors of the Company (the "Committee") has authorized the grant to Grantee of a stock appreciation right ("SAR") with respect to 200,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), upon the terms and subject to the conditions set forth in this SAR Agreement.

                  The Company and Grantee agree as follows:

                  1.      GRANT OF SAR.

                  The Company hereby grants to Grantee a SAR with respect to 200,000 shares of Common Stock (the "Shares"), upon the terms and subject to the conditions set forth in this SAR Agreement.

                  2.      TERM OF SAR.

                  The SAR shall terminate and expire on the tenth anniversary of the Date of Grant, unless sooner terminated as provided herein.

                  3.      EXERCISE PERIOD.

                  (a) Subject to the provisions of Sections 3(b), 5, 7(c), 7(d) and 8 of this SAR Agreement, the SAR shall become exercisable (in whole or in part) upon and after the third anniversary of the Date of Grant.

                  (b) Notwithstanding anything to the contrary contained in this SAR Agreement, the SAR may not be exercised, in whole or in part, unless and until any then-applicable requirements of all federal, state and local laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

                  4.      EXERCISE OF SAR.

                  (a) There is no obligation to exercise the SAR, in whole or in part. The SAR may be exercised, in whole or in part, only by delivery to the Company of:

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                           (i)      written notice of exercise stating the
number of Shares with respect to which the SAR is then being exercised (the "Exercised Shares") and the percentage or sum of the total amount the Grantee is entitled to receive with respect to the Exercised Shares which the Grantee elects to receive in cash ( a "Cash Election"), and the percentage or sum of the total amount the Grantee is entitled to receive with respect to the Exercised Shares which the Grantee elects to receive in shares of Common Stock; and

                           (ii)     if requested by the Company, in the event
the Grantee elects to receive shares of Common Stock, a letter of investment intent in such form and containing such provisions as the Company may require.

                  (b) Upon the exercise of the SAR, the holder thereof, subject to Section 4(e), shall receive, based on the holder's election, either:

                           (i)      that number of shares of Common Stock (the
"Purchased Shares") equal to the quotient computed by dividing the Spread (as defined in Section 4(c) below) by the per share Fair Market Value (as defined by
Section 4(d) below) of the Common Stock on the date of exercise of the SAR; provided, however, that in lieu of fractional shares, the Company shall pay in cash an amount equal to the same fraction of the per share Fair Market Value of the Common Stock on the date of exercise of the SAR; or

                           (ii)     an amount of money payable in cash equal to
the Spread; or

                           (iii)    a combination of an amount payable in cash
and a number of Purchased Shares calculated as provided in Section 4(b)(i) above (after reducing the Spread by such cash amount); plus any amounts payable in lieu of any fractional shares as provided above.

                  (c) The term "Spread," with respect to any SAR exercised, shall mean an amount equal to the product computed by multiplying (A) the excess of (x) the Fair Market Value per share of Common Stock on the date the SAR is exercised, over (y) the initial valuation of the SAR of $33/8 per share (the "Initial Valuation"); by (B) the number of Shares with respect to which such SAR is being exercised.

                  (d) The per share "Fair Market Value" of shares of Common Stock on any particular date shall be determined as follows: (i) if the Common Stock is listed on an exchange or exchanges, or admitted for trading in a market system (a "Market System") which provides last sale data under Rule 11Aa3-1 of the General Rules and Regulations of the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable; or (ii) if the Common Stock is

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not then traded on an exchange or in a Market System, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or (iii) if the Common Stock is not listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Committee; provided, however, that, for purposes of determining the Fair Market Value of the Shares of Common Stock deliverable to Grantee pursuant to Section 4(b) above, if all of the shares of Common Stock receivable by the Grantee pursuant to Section 4(b) hereof are not freely transferable by the recipient thereof upon the receipt thereof pursuant to a exemption from the registration requirements of the Securities Act of 1933 as amended (the "Act") or pursuant to a registration statement with respect to the offer and sale of such shares of Common Stock which has been declared effective by the SEC, the Fair Market Value of the Purchased Shares shall reflect a discount to take into account the diminution in value of such shares of Common Stock resulting from the restrictions on the free transferability thereof, such discount to be determined by the Committee.

                  (e) Notwithstanding the provisions of this Section, the SAR may not be exercised during the first six months following its Date of Grant.

                  5.      TERMINATION OF EMPLOYMENT.

                  (a) If Grantee shall have been an officer, director, employee or consultant of the Company at the Date of Grant, and thereafter shall cease to serve the Company or any subsidiary of the Company in any such capacity for any reason other than "for cause" (as defined below), death or permanent disability, Grantee shall have the right, subject to the provisions of Section 5(b) below, to exercise the SAR with respect to all shares with respect to which the SAR was exercisable at the date Grantee's employment terminated as to which the SAR had not previously been exercised at any time within one (1) year after the date Grantee ceased to be an officer or director or director of, or to be employed by, or to be a consultant to the Company or any subsidiary of the Company, but not later than the SAR Expiration Date; and to the extent unexercised at the end of this period, the SAR shall terminate. The Committee, in its sole and absolute discretion, shall determine whether or not authorized leaves of absence shall constitute termination of employment for purposes of this SAR Agreement.

                  (b) If Grantee shall be terminated "for cause" by the Company, the SAR shall terminate upon the date of termination. For Purposes of this SAR Agreement, "for cause" shall mean: (a) Grantee's willful misconduct or gross neglect in the performance of his duties as an employee of, or consultant to, the Company, as the case may be, which in either case has resulted, or is likely to result, in material economic damage to the Company, (b) the material breach by Grantee of his employment or consulting duties, as the case may be, which has resulted, or is likely to result, in material economic damage to the Company or
(c) the conviction of Grantee of a felony which constitutes a crime of moral turpitude. For purposes of this Section 5(b), no act, or failure to act, on Grantee's part, will be considred "willful" unless done or omitted to be done by him not in good faith and without a reasonable belief that his action or omission was in furtherance of the Company business.


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                  (c) If Grantee shall die or become permanently disabled while in the employ of, or a consultant to, the Company or any subsidiary of the Company, then Grantee, Grantee's executors or administrators or any person or persons acquiring the SAR directly from Grantee by bequest or inheritance, shall have the right to exercise the SAR in full, to the extent the SAR had not previously been exercised, at any time within one (1) year after such death or permanent disability but not later than the SAR Expiration Date; and to the extent the SAR is unexercised at the end of that period, the SAR will terminate. Grantee shall be deemed to be permanently disabled in the event Grantee shall be unable to render the services or perform his duties to the Company by reason of illness, injury or incapacity (whether physical, mental, emotional or psychological) for a period of either (i) one hundred eighty (180) consecutive days or (ii) two hundred seventy (270) days in any consecutive three hundred sixty-five (365) day period.

                  6.      RESTRICTIONS ON PURCHASED SHARES.

                  None of the Purchased Shares shall be transferred (with or without consideration), sold, offered for sale, assigned, pledged, hypothecated or otherwise disposed of (each a "Transfer") and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

                  (a) the Purchased Shares are Transferred pursuant to and in conformity with (i) (x) a registration statement filed with, and declared effective by, the SEC pursuant to the Act or (y) an exemption from the registration requirements of the Act; and (ii) the securities laws of any state of the United States; and

                  (b) Grantee has, prior to the Transfer of such Purchased Shares, and if requested by the Company, provided all relevant information to Company's counsel so that upon Company's request, the Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (i) is pursuant to a registration statement which has been filed with the SEC and is then effective, or (ii) is exempt from the registration requirements of the Act as then in effect, and the Rules and Regulations of the SEC thereunder. The Company shall bear all reasonable costs of preparing such opinion.

                  Any attempted Transfer which is not in full compliance with this Section 6 shall be null and void ab initio, and of no force and effect.

                  7.      ADJUSTMENTS UPON RECAPITALIZATION.

                  Subject to any required action by the stockholders of the
Company:

                  (a) If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares of the Common Stock, or a dividend in shares of Common Stock or other securities of the Company convertible into or exchangeable for shares of the Common

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Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the shares of Common Stock, the Initial Valuation in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Initial Valuation in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                  (b) When any adjustment is required to be made in the Initial Valuation, the number of Shares with respect to which the SAR applies shall be adjusted to that number of Shares determined by (i) multiplying an amount equal to the number of Shares with respect to which the SAR applies immediately prior to such adjustment by the Initial Valuation in effect immediately prior to such adjustment, and then (ii) dividing that product by the Initial Valuation in effect immediately after such adjustment.

                  (c) In the case of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or recapitalization described in Section 7(a) of this SAR Agreement), or the consolidation of the Company with, or a sale of all or substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with another person (a "Reorganization Event"), the Committee shall be obligated to determine, in its sole and absolute discretion, whether the Reorganization Event shall constitute a "Liquidity Event," and to deliver to the Grantee at least 15 days prior to such Reorganization Event (or at least 15 days prior to the date of record for stockholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set) a notice which shall (i) indicate whether the Reorganization Event shall be considered a Liquidity Event and (ii) advise the Grantee of his rights pursuant to this SAR Agreement. If the Reorganization Event is determined to be a Liquidity Event, (i) in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, tender stock appreciation rights to the Grantee with respect to the surviving corporation which shall contain terms and provisions that substantially preserve the rights and benefits of this SAR, or (ii) in the event that no stock appreciation rights have been tendered by the surviving corporation pursuant to the terms of item (i) immediately above, the Grantee shall have the right, exercisable during a 10 day period ending on the fifth day prior to the Reorganization Event (or ending on the fifth day prior to the date of record for stockholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set), to exercise in whole or in part his SAR, without regard to the vesting provisions of this SAR Agreement, on the condition, however, that the Reorganization Event is actually effected; and if the Reorganization Event is actually effected, such exercise shall be deemed effective (and, if applicable, the Grantee shall be deemed a stockholder with respect to the Purchased Shares, if any) immediately preceding the effective time of the Reorganization Event (or on the date of record for stockholders entitled to share in the securities or property distributed in the Reorganization

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Event, if a record date is set). If the Reorganization Event is not determined to be a Liquidity Event, the Grantee shall thereafter be entitled upon exercise of the SAR to receive the cash and/or to purchase the kind and number of shares of stock or other securities or property of the surviving corporation receivable upon such event by a holder of the number of shares of the Common Stock which the SAR would have entitled the Grantee to receive and/or purchase from the Company if the Reorganization Event had not occurred, and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this SAR Agreement with respect to the Grantee's rights and interests thereafter, to the end that the provisions set forth in this SAR Agreement (including the specified changes and other adjustments to the Initial Valuation) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the SAR.

                  (d) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, and its determination shall be final, binding and conclusive.

                  (e) The provisions of this Section 7 are intended to be exclusive, and Grantee shall have no other rights upon the occurrence of any of the events described in this Section 7.

                  (f) The grant of the SAR shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         8.      EXTRAORDINARY EVENT PROVISIONS.

                  (a)      Impact of Event.

                           Upon the occurrence of an Extraordinary Event (as
defined below), the Grantee shall have the right, exercisable during the 90 day period preceding the occurrence of the Extraordinary Event to exercise in whole or in part his SAR without respect to the vesting provisions of this SAR Agreement, on the condition, however, that the Extraordinary Event actually occurs, and if the Extraordinary Event actually occurs, such exercise shall be deemed effective (and, if applicable, the Grantee shall be deemed a stockholder with respect to the Purchased Shares, if any), immediately preceding the occurrence of the Extraordinary Event (or the date of record for stockholders entitled to share in such Extraordinary Event, if a record date is set).

                  (1)      Definition of Extraordinary Event

                           For purposes hereof an Extraordinary Event means the
happening of any of the following:

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                           (i)      any "person," as such term is used in
Section 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary in which the Company owns fifty percent (50%) or more of the total combined voting power, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any such subsidiary) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

                           (ii)     during any period of two consecutive years
beginning on or after the Date of Grant, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause -
(iii) or (iv) of this Section 8) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

                           (iii)    the stockholders of the Corporation approve
a merger or consolidation of the Company with any other corporation, other than
(a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" - as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary in which the Company owns fifty (50%) or more of the total combined voting power, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any such subsidiary) acquired more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities; or

                           (iv)     the stockholders of the Company approve a
plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect; or

                           (v)      there is a corporate separation or division,
including, but not limited to a split-up, spin-off or extraordinary distribution of cash, securities or other property.


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The date of the occurrence of a "Extraordinary Event" shall be the earliest date on which one of the events described in this Section 8 occurs.

                  9.      WAIVER OF RIGHTS TO PURCHASE STOCK.

         By signing this SAR Agreement, Grantee acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Grantee any stock appreciation right, option or equity security of the Company, other than the Shares subject to the SAR and any other right or option to purchase Common Stock which was previously granted to Grantee by the Committee, and hereby specifically waives all rights which he or she may have had prior to the date of this SAR Agreement to receive any such stock appreciation right, option or equity security of the Company.

                  10.      INVESTMENT INTENT.

         Grantee represents and agrees that if he or she exercised the SAR in whole or in part and if at the time of such exercise this SAR Agreement and/or the Purchased Shares have not been registered under the Act, he or she will acquire the Purchased Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Purchased Shares in violation of the Act, and that upon each exercise of the SAR he or she will furnish to the Company a written statement to such effect and such other documentation as the Company may request.

                  11.      LEGEND ON STOCK CERTIFICATES.

         Grantee agrees that all certificates representing the Purchased Shares will be subject to such stock transfer orders and other restrictions (if any) as the Company may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

                  12.      NO RIGHTS AS STOCKHOLDER.

         Except as may be otherwise provided herein, Grantee shall have no rights as a stockholder with respect to the Shares until the date of the issuance to Grantee of a stock certificate or stock certificates evidencing Purchased Shares. Except as may be provided in Section 7 or 8 of this SAR Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

                  13.      MODIFICATION.

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                  The Committee may modify, extend or renew the SAR or accept the surrender of, and authorize the grant of a new stock appreciation right in substitution for the SAR (to the extent not previously exercised). No modification of the SAR shall be made, without the consent of Grantee, which would alter or impair any rights of the Grantee under the SAR.

                  14.      WITHHOLDING.

                  (a) The Company shall be entitled to require as a condition of delivery of any cash or Purchased Shares upon exercise of any SAR that the Grantee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Grantee agrees to take such other action required by the Company to satisfy such withholding requirements.

                  (b) With the consent of the Committee, and in accordance with any rules and procedures from time to time adopted by the Committee, Grantee may elect to satisfy his obligations under Section 14(a) above by (i) directing the Company to withhold a portion of the cash or Purchased Shares otherwise deliverable or to tender back to the Company a portion of the Purchased Shares issued where the Grantee is a Section 16(b) Person and has not made an election under Section 83(b) of the Code (a "Withholding Right"); or (ii) tendering other shares of the Common Stock of the Company which are already owned by Grantee which in all cases have a fair market value (as determined in accordance with the provisions of Section 4(d) hereof) on the date as of which the amount of tax to be withheld is determined (the "Tax Date") equal to the amount of taxes to be paid by such method.

                  (c) To exercise a Withholding Right, the Grantee must follow the election procedures set forth below, together with such additional procedures and conditions set forth in this SAR Agreement or otherwise adopted by the Committee:

                           (i)      the Grantee must deliver to the Company his
written notice of election (the "Election") and specify whether all or a stated percentage of the applicable taxes will be paid in accordance with Section 14(b) above and whether the amount so paid shall be made in accordance with the "flat" withholding rates for supplemental wages or as determined in accordance with Grantee's Form W-4 (or comparable state or local form);

                           (ii)     unless disapproved by the Committee as
provided in Subsection (iii) below, the Election once made will be irrevocable; and

                           (iii)    no Election is valid unless the Committee
has approved such Election, and such Election may be disapproved by the Committee, in its sole discretion, with or without cause or reason therefor; provided, if the Committee has not approved or disapproved the Election on or prior to the Tax Date, the Election will be deemed approved.


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                  15.      GENERAL PROVISIONS.

                  (a) Further Assurances. Grantee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this SAR Agreement.

                  (b) Notices. All notices, requests, demands and other communications under this SAR Agreement shall be in writing and shall be given to the parties hereto as follows:

                           (i)      If to the Company, to:

                                    Waxman Industries, Inc.
                                    24460 Aurora Road
                                    Bedford Heights, Ohio 44146
                                    Attn: Chief Financial Officer

                           (ii)     If to Grantee, to the address set
                                    forth in the records of the Company,

or at such other address or addresses as may have been furnished by such either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph
(b).

                  (c) Transferability of SAR. Grantee may not, without the prior consent of the Committee, sell, transfer, assign or otherwise dispose of the SAR except by will or the laws of descent and distribution and the SAR may be exercised during the lifetime of the Grantee, only by the Grantee or by his or her guardian or legal representative; provided, however, that Grantee, to the extent permitted by applicable laws, may sell, transfer, assign or otherwise dispose of the SAR to, and, in the event of any such sale, transfer, assignment or disposition, the SAR may be exercised by, (i) Grantee's spouse or any lineal ancestor or descendant of Grantee or (ii) any trust or partnership, the sole beneficiaries or partners, as the case may be, of which are any one or all of Grantee or the spouse or any lineal ancestor or descendant of Grantee.

                  (d) Successors and Assigns. Except to the extent specifically limited by the terms and provisions of this SAR Agreement, this SAR Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  (e) Governing Law. THIS SAR AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

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DELAWARE APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED
WITHIN, THAT STATE.

                  (f) Miscellaneous. Titles and captions contained in this SAR Agreement are inserted for convenience of reference only and do not constitute a part of this SAR Agreement for any other purpose. Except as specifically provided herein, neither this SAR Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

                  The Company and the Grantee each hereby agrees to be bound by all of the terms and conditions of this SAR Agreement.


                                        WAXMAN INDUSTRIES, INC.


                                        By:  /s/ Armond Waxman
                                           ---------------------------------


                                            /s/ Melvin Waxman
                                           ---------------------------------
                                           MELVIN WAXMAN





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